Item 77I and 77Q1(d)

       Terms of new or amended securities

DREYFUS STOCK FUNDS

(the "Registrant")

Dreyfus International Equity Fund

Dreyfus Small Cap Equity Fund

(each, a "Fund")

Effective on or about April 11, 2017, the Board of Trustees of the Registrant, on behalf of each Fund, approved a proposal that provides that Class I shares of the Fund also may be purchased by U.S.-based employees of The Bank of New York Mellon Corporation, board members of The Dreyfus Corporation and board members of funds in the Dreyfus Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing, subject to certain conditions described in the Fund's Prospectus or Statement of Additional Information, and provided that such Class I shares are purchased directly through the Fund's distributor.

A revised Rule 18f-3 Plan was filed with the Securities and Exchange Commission on March 27, 2017 as Exhibit (n) to Post-Effective Amendment No. 40 to the Registrant's Registration Statement and is incorporated herein by reference.

Sub-Item 77I and 77Q1(d)

       Terms of new or amended securities

DREYFUS STOCK FUNDS

(the "Registrant")

Dreyfus International Equity Fund

Dreyfus Small Cap Equity Fund

(each, a "Fund" and collectively, the "Funds")

Effective April 10, 2017, the Board of Trustees of the Registrant, on behalf of the Funds, approved the following proposals as to each Fund:

1.      A proposal for certain front-end sales charge reductions on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch;

2.      A proposal for certain front-end sales charge waivers on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch; and

3.      A proposal for certain contingent deferred sales charge waivers on Class A and Class C shares of the Fund purchased through an omnibus account maintained with Merrill Lynch.

These changes, with respect to the Funds, were reflected in a Supplement to each Fund's Prospectus, filed with the Securities and Exchange Commission (the "SEC") on April 6, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

A revised Rule 18f-3 Plan was filed with the SEC on March 27, 2017 as Exhibit (n) to Post-Effective Amendment No. 40 to the Registrant's Registration Statement and is incorporated herein by reference.